UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2012

DIALOGIC INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33391	94-3409691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1504 McCarthy Boulevard Milpitas, California		95035
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 750-9400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modifications to Rights of Securities Holders.

The information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 14, 2012, Dialogic Inc. (the “Company”) filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation, as amended to date (the “Charter Amendment”) with the Secretary of State of the State of Delaware to effect a 5-for-1 reverse stock split (the “Reverse Stock Split”) of the Company’s issued and outstanding common stock, $0.001 par value per share (the “Common Stock”). The Reverse Stock Split became effective at 5:00 pm EDT on September 14, 2012. The Charter Amendment was approved by the Company’s stockholders at a special meeting held on September 14, 2012. A copy of the Charter Amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference.

As a result of the Reverse Stock Split, each five (5) shares of the Company’s issued and outstanding Common Stock has been automatically combined and converted into one (1) issued and outstanding share of Common Stock, $0.001 par value per share. The Reverse Stock Split has affected all issued and outstanding shares of Common Stock, as well as Common Stock underlying stock options and warrants outstanding immediately prior to the effectiveness of the Reverse Stock Split. The Reverse Stock Split has reduced the number of outstanding shares of the Common Stock outstanding prior to the Reverse Stock Split from 71,999,489 shares to approximately 14,399,897 shares. The number of authorized shares of Common Stock or Preferred Stock was not affected by the Reverse Stock Split. The Reverse Stock Split did not alter the par value of the Common Stock or modify any voting rights or other terms of the Common Stock.

No fractional shares will be issued in connection with the Reverse Stock Split. In lieu thereof, the aggregate of all fractional shares otherwise issuable to the holders of record of Common Stock as of the time of effectiveness of the Reverse Stock Split shall be issued to Computershare Limited (the “Transfer Agent”), as agent, for the accounts of all such holders otherwise entitled to have a fraction of a share issued to them. The sale of all fractional interests will be effected by the Transfer Agent as soon as practicable after the time of effectiveness of the Reverse Stock Split on the basis of prevailing market prices of the Company’s Common Stock at the time of sale. The Common Stock will begin to trade on The NASDAQ Global Market on a post-split basis on September 17, 2012 with the new CUSIP number 25250T 209.

Item 5.07. Submission of Matters to a Vote of Security Holders.

A special meeting (the “Special Meeting”) of the Company’s stockholders was held on September 14, 2012. Proxies for the Special Meeting were solicited by the Board pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Board’s solicitation. There were 71,999,489 shares of common stock entitled to vote at the Annual Meeting and a total of 68,151,041 shares of common stock were represented at the Special Meeting in person or by proxy. The final votes on the proposals presented at the meeting were as follows:

Proposal No. 1

The amendment to the Company’s certificate of incorporation to effect a reverse split of the Company’s outstanding shares of common stock by a ratio of five (5) to one (1), without further approval or authorization of the Company’s stockholders, as described in the proxy statement was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
67,600,697	544,664	5,680	0

Proposal No. 2

The proposed stock option exchange program that will permit eligible employees, officers and directors to surrender certain outstanding stock options for cancellation in exchange for new stock options was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
64,357,916	736,166	5,780	3,068,438

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIALOGIC INC.
Dated: September 14, 2012
	By:	/s/ Anthony Housefather
Anthony Housefather
EVP Corporate Affairs and General Counsel